Kohl's Corporation Reports Third Quarter Financial Results

MENOMONEE FALLS, Wis.--(BUSINESS WIRE)--November 10, 2016-- Kohl’s Corporation (NYSE:KSS) today reported results for the three and nine month periods ended October 29, 2016.

	Three Months			Nine Months
($ in millions)	2016	2015	Change	2016	2015	Change
Sales	$4,327	$4,427	(2.3)%	$12,481	$12,817	(2.6)%
Comparable store sales	(1.7)%	1.0%	—	(2.4)%	0.8%	—
Gross margin	37.1%	37.1%	2 bp	37.4%	37.7%	(26) bp
Selling, general, and administrative expenses	$1,080	$1,099	(2)%	$3,074	$3,120	(1)%
Reported
Net income	$146	$120	22%	$303	$377	(20)%
Diluted earnings per share	$0.83	$0.63	32%	$1.68	$1.92	(13)%

Excluding Non-Recurring Items
Net income	$142	$144	(1)%	$420	$484	(13)%
Diluted earnings per share	$0.80	$0.75	7%	$2.33	$2.46	(5)%

Kevin Mansell, Kohl's chairman, chief executive officer and president, said, "We are pleased to see continued improvement in our sales trends.  Our back-to-school season was strong, followed by a soft September, and progressive improvement throughout October.  We are encouraged by these trends as we enter the Holiday season.  Our teams did an excellent job managing inventory.  Expenses were also well-controlled as substantially all teams outperformed their plans."

Capital Structure
On November 9, 2016, the Kohl's Board of Directors declared a quarterly cash dividend on the Company's common stock of $0.50 per share. The dividend is payable December 21, 2016 to shareholders of record at the close of business on December 7, 2016.

Kohl's Board of Directors also increased the Company's outstanding share purchase authorization under its existing share repurchase program to $2.0 billion. Kohl's expects to repurchase shares in open market transactions, subject to market conditions, over the next three years.

Store Update
Kohl’s ended the quarter with 1,155 Kohl's stores, 12 FILA Outlet stores, and three Off/Aisle clearance centers in 49 states, compared with 1,166 Kohl's stores at the same time last year.

Earnings Guidance Update
The company reaffirmed its prior fiscal 2016 diluted earnings per share guidance of $3.12 to $3.32 per diluted share. Excluding impairments, store closing and other costs, fiscal 2016 diluted earnings per share is expected to be $3.80 to $4.00.

Third Quarter 2016 Earnings Conference Call
Kohl's will host its quarterly earnings conference call at 8:30 am ET on November 10, 2016. The phone number for the conference call is (800) 230-1074. Replays of the call will be available for

30 days by dialing (800) 475-6701. The conference ID for both the live call and the replay is 386530. The conference call and replays are also accessible via the Company's web site at http://corporate.kohls.com/investors/events-and-presentations.

Cautionary Statement Regarding Forward-Looking Information
This press release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Kohl's intends forward-looking terminology such as “believes,” “expects,” “may,” “will,” “should,” “anticipates,” “plans,” or similar expressions to identify forward-looking statements. Such statements are subject to certain risks and uncertainties, which could cause Kohl's actual results to differ materially from those anticipated by the forward-looking statements. These risks and uncertainties include, but are not limited to, those described in Item 1A in Kohl's Annual Report on Form 10-K, which is expressly incorporated herein by reference, and other factors as may periodically be described in Kohl's filings with the SEC.

About Kohl's
Kohl’s (NYSE: KSS) is a leading specialty department store with more than 1,100 stores in 49 states. With a commitment to inspiring and empowering families to lead fulfilled lives, the company offers amazing national and exclusive brands, incredible savings and inspiring shopping experiences in-store, online at Kohls.com and via mobile devices. Committed to its communities, Kohl’s has raised nearly $300 million for children’s initiatives nationwide through its Kohl’s Cares® cause merchandise program, which operates under Kohl's Cares, LLC, a wholly-owned subsidiary of Kohl's Department Stores, Inc. For additional information about Kohl’s philanthropic and environmental initiatives, visit www.Kohls.com/Cares.  For a list of store locations and information, or for the added convenience of shopping online, visit  www.Kohls.com.

Connect with Kohl’s:
Facebook (http://www.facebook.com/Kohls)
Twitter (http://twitter.com/Kohls)
Google+ (http://plus.google.com/+Kohls)
Pinterest (http://pinterest.com/Kohls)
Instagram (http://instagram.com/Kohls)
YouTube (http://www.youtube.com/Kohls)

Contacts
Investor Relations:
Wes McDonald, Chief Financial Officer, (262) 703-1893

Media:
Jen Johnson, VP Corporate Communications, (262) 703-5241

KOHL'S CORPORATION
CONSOLIDATED STATEMENTS OF INCOME
(In Millions, except per share data)
(Unaudited)

	Three Months Ended		Nine Months Ended
	October 29, 2016	October 31, 2015	October 29, 2016	October 31, 2015
Net sales	$4,327	$4,427	$12,481	$12,817
Cost of merchandise sold	2,720	2,784	7,812	7,990

Gross margin	1,607	1,643	4,669	4,827

Operating expenses:
Selling, general, and administrative	1,080	1,099	3,074	3,120
Depreciation and amortization	232	236	700	695
Impairments, store closing and other costs	(6)	—	186	—

Operating income	301	308	709	1,012

Interest expense, net	76	81	233	248
Loss on extinguishment of debt	—	38	—	169

Income before income taxes	225	189	476	595
Provision for income taxes	79	69	173	218

Net income	$146	$120	$303	$377

Basic net income per share	$0.82	$0.63	$1.68	$1.93
Average number of shares	177	191	180	196

Diluted net income per share	$0.83	$0.63	$1.68	$1.92
Average number of shares	177	192	180	197

As a percent of net sales:
Gross margin	37.1%	37.1%	37.4%	37.7%
Selling, general and administrative expenses	25.0%	24.8%	24.6%	24.3%
Operating income	7.0%	7.0%	5.7%	7.9%
Net income	3.4%	2.7%	2.4%	2.9%

Excluding non-recurring items*
Net income	$142	$144	$420	$484
Diluted net income per share	$0.80	$0.75	$2.33	$2.46
As a percent of net sales:
Operating income	6.8%	7.0%	7.2%	7.9%
Net income	3.3%	3.3%	3.4%	3.8%

*Excludes impairments, store closing and other costs in 2016 and Loss on extinguishment of debt in 2015.

KOHL'S CORPORATION
CONSOLIDATED BALANCE SHEETS
(In Millions)
(Unaudited)

	October 29, 2016	October 31, 2015
Assets
Current assets:
Cash and cash equivalents	$597	$501
Merchandise inventories	4,721	5,254
Other	336	312

Total current assets	5,654	6,067

Property and equipment, net	8,203	8,499
Other assets	219	228

Total assets	$14,076	$14,794

Liabilities and Shareholders' Equity
Current liabilities:
Accounts payable	$2,097	$2,141
Accrued liabilities	1,235	1,244
Income taxes payable	66	28
Short-term debt	—	400
Current portion of capital lease
and financing obligations	128	126

Total current liabilities	3,526	3,939

Long-term debt	2,794	2,792
Capital lease and financing obligations	1,702	1,817
Deferred income taxes	298	216
Other long-term liabilities	649	556
Shareholders' equity	5,107	5,474

Total liabilities and shareholders' equity	$14,076	$14,794

KOHL'S CORPORATION
CONSOLIDATED STATEMENTS OF CASH FLOWS
(In Millions)
(Unaudited)
	Nine Months Ended
	October 29, 2016	October 31, 2015
Operating activities
Net income	$303	$377
Adjustments to reconcile net income to net cash
provided by operating activities:
Depreciation and amortization	700	695
Share-based compensation	31	36
Excess tax benefits from share-based compensation	(4)	(10)
Deferred income taxes	40	(84)
Loss on extinguishment of debt	—	169
Impairments, store closing and other costs	57	—
Other non-cash revenues and expenses	20	23
Changes in operating assets and liabilities:
Merchandise inventories	(679)	(1,433)
Other current and long-term assets	20	74
Accounts payable	846	630
Accrued and other long-term liabilities	23	(6)
Income taxes	(77)	(64)
Net cash provided by operating activities	1,280	407

Investing activities
Acquisition of property and equipment	(591)	(551)
Other	7	3
Net cash used in investing activities	(584)	(548)

Financing activities
Treasury stock purchases	(441)	(789)
Shares withheld for taxes on vested restricted shares	(15)	(26)
Dividends paid	(270)	(264)
Proceeds from issuance of debt, net	—	1,088
Net borrowings under credit facilities	—	400
Reduction of long-term borrowings	—	(1,085)
Premium paid on redemption of debt	—	(163)
Capital lease and financing obligation payments	(95)	(83)
Proceeds from stock option exercises	6	146
Excess tax benefits from share-based compensation	4	10
Proceeds from financing obligations	5	1
Net cash used in financing activities	(806)	(765)

Net decrease in cash and cash equivalents	(110)	(906)
Cash and cash equivalents at beginning of period	707	1,407
Cash and cash equivalents at end of period	$597	$501